UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 2, 2004

Commission file number

ChipPAC, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-31173	77-0463048
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

47400 Kato Road, Fremont, California 94538

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (510) 979-8000

Item 5.    Other Events

(c) Exhibits.

99.1    Press release issued by ChipPAC, Inc. dated July 2, 2004

Item 7.    Financial Statements and Exhibits

On July 2, 2004, ChipPAC, Inc. issued a joint press release release with ST Assembly Test Services Ltd announcing the dates of their respective meetings of shareholders to vote on proposals related to the merger involving the two companies.

ChipPAC’s board of directors has scheduled its special meeting of stockholders on Wednesday, August 4, 2004 at 9:00 a.m., Pacific time, at 47400 Kato Road, Fremont, California 94538 to vote on a proposal to approve and adopt the merger agreement and approve the proposed merger. The ChipPAC board of directors has fixed the close of business on June 16, 2004 as the record date for the determination of ChipPAC stockholders entitled to notice of, and to vote at, the ChipPAC special meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, as of July 2, 2004.

CHIPPAC, INC. (Registrant)

/s/ Michael G. Potter
MICHAEL G. POTTER Vice President and Acting Chief Financial Officer

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